Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No.1 to the Annual Report on Form 10-K/A of American Bancorp of New Jersey, Inc. (the “Company”) for the year ended September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), we, Joseph Kliminski, Chief Executive Officer, and Eric B. Heyer, Senior Vice President, Treasurer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the Report.

/s/Joseph Kliminski	/s/Eric B. Heyer
Joseph Kliminski	Eric B. Heyer
Chief Executive Officer	Senior Vice President, Treasurer and
(Principal Executive Officer)	Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: January 28, 2009	Date: January 28, 2009